UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
(Name of Registrant as Specified in Its Charter)

CAPITAL RETURNS MASTER, LTD. CAPITAL RETURNS MANAGEMENT, LLC THE CAPITAL RETURNS 2016 FAMILY TRUST RONALD D. BOBMAN DAVID W. MICHELSON
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Capital Returns Master, Ltd., a Cayman Islands exempted company (“Capital Returns Master”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its director nominees at the 2022 annual general meeting of shareholders of Argo Group International Holdings, Ltd., a Bermuda exempted company limited by shares (the “Company”).

On March 15, 2022, Capital Returns Management, LLC, issued the following press release:

Capital Returns Calls Upon Argo Group to Hold Its Annual Meeting in Early May, Consistent with Its Historical Practice

Highlights the Failure of the Company’s Supposed Strategic Repositioning

Warns Board Not to Undertake Any Refreshment Before the Annual Meeting Without Shareholder Input

NEW YORK, March 15, 2022 /PRNewswire/ -- Capital Returns Management, LLC (together with its affiliates, “Capital Returns”), one of the largest shareholders among actively managed funds of Argo Group International Holdings, Ltd. (“Argo” or the “Company”) (NYSE: ARGO), today issued the following statement in response to the Company’s press release issued yesterday:

The claimed “strategic repositioning” in 2020 has resulted in further destruction of shareholder value.

Argo’s press release yesterday demonstrates why we believe that the Board must urgently be augmented and reconstituted. The Company would have shareholders believe that Argo has made “significant progress” since its “strategic repositioning” and contemporaneous Board refreshment and leadership transition in early 2020. We disagree, and we believe that the facts clearly indicate that the Company’s attempt at transformation has failed: Argo has continued to underperform its peers and the relevant indices since every point in early 2020 that could reasonably mark the beginning of a supposed transformation.

	Total Shareholder Return[1]
	Since the Beginning of 2020	Since Initial Feb. 2020 Board Refreshment	Since Kevin Rehnberg Was Appointed CEO	Since 4Q19 Earnings Call

Argo Group	(35%)	(37%)	(32%)	(30%)

vs. Russell 2000	(57%)	(59%)	(51%)	(58%)
vs. S&P 400 Insurance Index	(43%)	(41%)	(34%)	(39%)
vs. S&P Insurance Select Industry Index	(50%)	(47%)	(41%)	(45%)
vs. Proxy Peers	(29%)	(22%)	(20%)	(20%)
vs. Specialty Insurance Peers	(57%)	(50%)	(50%)	(54%)

It is worth noting that the Company never once used the term “strategic repositioning” in any public communication during 2020, when the supposed transformation was initiated. In our view, Argo is belatedly attempting to create an appearance of progress and strategic change in order to convince shareholders that further Board refreshment is unnecessary.

We will not be fooled by Argo’s attempts to rewrite the past. The current Board has been given ample opportunity to create value at Argo, and the claimed “strategic repositioning” in 2020 has resulted in further destruction of shareholder value. We believe that the Board must be urgently enhanced if Argo is to reach its potential.

We call upon the Company to hold its Annual Meeting in early May, in keeping with its historical practice, so that shareholders can have the opportunity to elect new directors without delay. We also caution the Company against any unilateral and late-stage Board refreshment; such tactical maneuvers will only serve to confirm our view that this Board, as currently comprised, is more interested in self-preservation than in rebuilding trust with shareholders.

We look forward to engaging with our fellow shareholders and sharing more of our perspectives regarding the value creation opportunities at Argo over the coming weeks.

About Capital Returns
Capital Returns is a sector focused fund that invests exclusively in the insurance industry.

Investor and Media Contacts:
Ronald Bobman
Capital Returns Management, LLC
(212) 813-0860
Ron@CapReturns.com

John Ferguson / Joe Mills
Saratoga Proxy Consulting
(212) 257-1311
info@saratogaproxy.com

1 Source: FactSet. Data as of March 11, 2022. “Proxy Peers” include: Arch Capital Group, AXIS Capital Holdings, Beazley Plc, Enstar Group, Hanover Insurance Group, Hiscox Ltd., James River Group, ProAssurance, RenaissanceRe, RLI Corp. and Selective Insurance Group. “Specialty Insurance Peers” include: W. R. Berkley, James River Group, Kinsale Capital Group, RLI Corp., American Financial Group, Global Indemnity Group and Markel Corp. Peer data refers to peer median.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Capital Returns Master, Ltd., a Cayman Islands exempted company (“Capital Returns Master”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its director nominees at the 2022 annual general meeting of shareholders of Argo Group International Holdings, Ltd., a Bermuda exempted company limited by shares (the “Company”).

CAPITAL RETURNS MASTER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Capital Returns Master, Capital Returns Management, LLC, a Delaware limited liability company (“Capital Returns Management”), the Capital Returns 2016 Family Trust, a Florida trust (the “2016 Family Trust”), Ronald D. Bobman and David W. Michelson.

As of the date hereof, Capital Returns Master directly beneficially owns 303,094 common shares, $1.00 par value per share (the “Common Shares”), of the Company. Capital Returns Management, as the investment manager of Capital Returns Master, may be deemed to beneficially own the 303,094 Common Shares directly beneficially owned by Capital Returns Master. As of the date hereof, the 2016 Family Trust directly beneficially owns 2,000 Common Shares and 4,000 Depositary Shares, each representing a 1/1000th Interest in a share of Series A 7.00% Non-Cumulative Preference Shares, par value $1.00 per share (the “Depositary Shares”). Mr. Bobman, as the President of Capital Returns Management, may be deemed to beneficially own the 303,094 Common Shares directly beneficially owned by Capital Returns Master. Mr. Bobman, as a trustee and beneficiary of the 2016 Family Trust, may be deemed to beneficially own the 2,000 Common Shares directly beneficially owned by the 2016 Family Trust, which, together with the 303,094 Common Shares directly beneficially owned by Capital Returns Master, constitutes an aggregate of 305,094 Common Shares. As a trustee and beneficiary of the 2016 Family Trust, Mr. Bobman may also be deemed to beneficially own the 4,000 Depositary Shares directly beneficially owned by the 2016 Family Trust. As of the date hereof, Mr. Michelson does not own, beneficially or of record, any securities of the Company.